Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 2017, relating to the financial statements of SMART Global Holdings, Inc. and subsidiaries (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended August 25, 2017.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 22, 2018